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                                                                    EXHIBIT 7(A)


               [SUTHERLAND, ASBILL & BRENNAN, L.L.P. LETTERHEAD]

                                 April 24, 1997

Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

        RE: PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA
            PROVIDENTMUTUAL VARIABLE LIFE SEPARATE ACCOUNT
            (FILE NO. 33-83138)
            ---------------------------------------------------

Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 3 to the Form S-6 registration statement (File No. 33-83138) for the Providentmutual Variable Life Separate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                        By: /s/ Stephen E. Roth
                                           ---------------------------------
                                           Stephen E. Roth